UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 3, 2005
Global Energy Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-31505	23-3020677

(Commission File Number)	(IRS Employer Identification No.)

5000 Legacy Drive, Ste.470 Plano, Texas	75024

(Address of Principal Executive Offices)	(Zip Code)
(972) 943-6040
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers
     Effective November 3, 2005, Craig N. Kitchen was elected Chief Executive Officer and President of Global Energy Group, Inc. (“GEG”). Mr. Kitchen replaces John R. Bailey, who will remain Chief Financial Officer, Treasurer and Secretary of GEG.
     From 2002 until prior to joining GEG, Mr. Kitchen served as President and Chief Executive Officer for Eagle Picher Technologies, L.L.C. which consisted of seven operating units in diverse businesses. Prior to 2002, Mr. Kitchen served as President and Chief Executive Officer of Catalytica Energy Systems, a publicly traded multinational commercial manufacturing enterprise.
     Mr. Kitchen does not have any relationships or related transactions with the Company that would require disclosure pursuant to Item 401(c) or Item 404(a) of Securities and Exchange Commission Regulation S-B. Mr. Kitchen and GEG are currently negotiating terms of an employment agreement and such terms will be filed pursuant to a subsequent amendment to this Form 8-K.
     In connection with the foregoing, Global Energy Group, Inc. issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
     99.1 Press release issued by Global Energy Group, Inc. on November 9, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY GROUP, INC.
/s/ Craig N. Kitchen
Craig N. Kitchen, CEO and President

Date: November 9, 2005